Exhibit (j)

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Whitebox Mutual Funds

We consent to the use of our report dated December 20, 2013, incorporated herein by reference, on the financial statements of Whitebox Tactical Opportunities Fund and Whitebox Long Short Equity Fund (each a series of Whitebox Mutual Funds), and to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the Prospectus and “OTHER INFORMATION ABOUT THE FUNDS” and “FNANCIAL STATEMENTS” in the Statement of Additional Information.

(signed) KPMG LLP

Minneapolis, Minnesota

January 29, 2014